Exhibit 10.3

ELECTION AND SUBSCRIPTION AGREEMENT

This Election and Subscription Agreement (this “Agreement”), dated as of February 3, 2006, is entered into by and among Curative Health Services, Inc., (“Curative”) and [              ] (the “Purchaser,” and together with Curative, the “Parties”).

PRELIMINARY STATEMENTS

A.                          Curative and its subsidiaries CHS Services, Inc., Hemophilia Access, Inc., Infinity Infusion, LLC, Infinity Infusion II, LLC, Infinity Infusion Care, Ltd., Curative Health Services of New York, Inc., Optimal Care Plus, Inc., MedCare, Inc., Critical Care Systems, Inc., Curative Health Services Co., Curative Health Services III Co., Curative Pharmacy Services, Inc., eBioCare.com, Inc. and Apex Therapeutic Care, Inc., (together, the “Companies”) propose to consummate a plan of reorganization attached to and described in a disclosure statement dated on or about February 6, 2006 (such plan of reorganization as it may be amended in accordance with the terms thereof being hereinafter referred to as the “Plan” and such disclosure statement being hereinafter referred to as the “Disclosure Statement”) in bankruptcy cases (the “Chapter 11 Cases”) to be filed under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).

B.                          In order to facilitate confirmation of the Plan, the Companies, the Purchaser and certain significant holders of claims against the Companies have entered into that certain Plan Support Agreement, dated as of December 2, 2005 (as amended on December 14, 2005 and February 3, 2006) (the “Plan Support Agreement”), pursuant to which the parties thereto have agreed to support the Plan on the terms and conditions set forth in the Term Sheet attached as Exhibit A thereto (as such may be amended or modified by or in accordance with the Plan, the “Restructuring Terms”) and to implement the transactions contemplated thereby, subject to certain conditions and requirements set forth in the Plan Support Agreement.

C.                          Under the terms of the Plan, and upon its effective date, existing equity in Curative and interests therein will be cancelled and Reorganized Curative (Curative as it exists subsequent to the effectiveness of the Plan) will issue shares of common stock (the “New CURE Stock”), having the rights set forth in the Restructuring Terms in accordance with the Plan.

D.                         Under the terms of the Plan, Curative will pay cash (the “Cash Consideration”) in the amount of $[•] per dollar of Allowed Senior Note Claims (as defined in the Plan) held by holders of the Senior Notes (as defined in the Plan); provided however that affiliated holders of Senior Notes having a face amount equal to or greater than $1,000,000 may elect to receive New CURE Stock in lieu of receiving a portion of the Cash Consideration under the Plan (such holders, the “Eligible Holders”).  Certain Eligible Holders (including the Purchaser) (the “Subscription Holders”), pursuant to Election and Subscription Agreements (the “Subscription Agreements”), have agreed (i) to exercise to the fullest extent possible their option to elect New CURE Stock under the Plan, and (ii) to purchase such additional shares of New CURE Stock as necessary or required, pursuant to the terms of the Subscription Agreements.  The cash proceeds to Curative from the sales of New CURE Stock made pursuant to the Subscription Agreements shall be used, together with the other financing sources identified in the Disclosure Statement, to fund the cash distributions to be made pursuant to the Plan to Non-Electing Senior Noteholders (as defined in the Plan).

E.                           Following delivery of the Purchaser’s Ballot and Election Form (as defined herein) the Purchaser will agree to be bound by the restrictions on the transfer of its Senior Notes Claims contained herein.

F.                            The Purchaser holds, in the aggregate, $[•] in principal amount of Senior Notes (representing [•]% of the aggregate amount of Senior Notes outstanding).

G.                          The Purchaser desires to (i) elect to receive its pro rata share of New CURE Stock (the “Election Shares”) in respect of its aggregate Allowed Senior Note Claims, (ii) purchase [•] shares of New CURE Stock (the “Subscribed Shares”) at a purchase price of $[•] per share, which price will not be greater than the price paid by all other Subscription Holders for shares of New CURE Stock (the “Purchase Price”) and (iii) purchase at the Purchase Price, upon written notice from Curative, up to [•] shares of New CURE Stock (the “Oversubscribed Shares,” and together with the Subscribed Shares, the “Purchaser Shares”) all as more particularly set forth herein.

STATEMENT OF AGREEMENT

In consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1                               Election; Stockholders Agreement

1.1                            The Purchaser hereby agrees and commits, subject to the conditions set forth in the Plan Support Agreement, to (i) exercise its rights to elect to receive the Election Shares and the Cash Consideration (as defined in the Plan) as contemplated by the Plan in satisfaction of its Allowed Senior Note Claim to the fullest extent possible under the Plan and (ii) deliver and not revoke its ballot regarding its Allowed Senior Note Claim (the “Ballot and Election Form”) within the time and in manner required in the Plan.

1.2                            Following the Purchaser’s delivery of its Ballot and Election Form, the Purchaser agrees that it shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any Senior Note Claims or any beneficial interest therein (including any Senior Note Claims acquired after the date hereof) directly or indirectly, to any person (a “Transfer”), provided that, the Purchaser may Transfer its Senior Note Claim to a person (a “Permitted Transferee”) who (i) is party to an Election and Subscription Agreement with the Company, (ii) has otherwise elected to receive New CURE Stock pursuant to a validly executed and delivered Ballot and Election Form or (iii) is an “accredited investor” (as defined in Rule 501(a) promulgated under the Securities Act of 1933), purchases at least $1,000,000 in principal amount of Senior Note Claims from the Purchaser, executes a Transferee Acknowledgement in the form attached as Exhibit B to the Plan Support Agreement and a Transfer Notice in the form attached hereto in Exhibit A, including the acknowledgment of the Permitted Transferee that  (A) such transferred Senior Note Claims represent only the right to receive New CURE Stock and cash pursuant to the Plan (as if the Permitted Transferee had elected such treatment in respect of such Senior Note Claims to the fullest extent possible pursuant to the Plan), (B) it waives any and all rights, and agrees not to claim any right, to receive any other treatment in respect of such Senior Note Claims than that described in (A) above,  and (C) that the Permitted Transferee agrees to be bound by the restrictions on Transfer included in this subsection 1.2; provided that, in the case of (iii) above, if such Permitted Transferee ceases to be bound by the Plan Support Agreement (in accordance with its terms), the Permitted Transferee will no longer be bound by clauses (A), (B) and (C) above.  Any attempted Transfer in violation of this subsection 1.2 shall be null and void ab initio.

1.3                            The Purchaser hereby agrees and commits to execute a joinder to the Stockholders Agreement (as defined in the Plan) as a condition to its receipt of New CURE Stock pursuant to the Plan.

2                               Basic Subscription

The Purchaser agrees to purchase the number of Subscribed Shares set forth opposite its name on the signature pages hereto on the terms and conditions set forth herein for a purchase price per share equal to the Purchase Price.

3                               Oversubscription

3.1                            The Purchaser acknowledges that this Election and Commitment Agreement is one of several Agreements the proceeds from which will be used by Curative to make certain cash payments pursuant to the Plan. The Purchaser agrees that, if Curative provides Purchaser written notice within 5 business days following the Voting Deadline (as defined in the Plan), the Purchaser shall purchase, at the Purchase price, up to [•] shares of New CURE Stock (the “Oversubscribed Shares”). For the avoidance of doubt, the Purchaser shall not be obligated to purchase any shares of New CURE Stock that any other Subscription Holder agreed to purchase under another Election and Subscription Agreement but failed to purchase in breach of such other Subscription Holder’s obligations under such Election and Subscription Agreement.

3.2                            Curative agrees that the number of Oversubscribed Shares, if any, included in a notice given to the Purchaser pursuant to Section 3.1 above, will be pro rata with the number of oversubscribed shares of New CURE Stock, if any, purchased by other Subscription Holders pursuant to other Subscription Agreements.

4                               Closing of the Purchaser Share Purchase

4.1                            The delivery of and payment for the Purchaser Shares (the “Closing”) shall take place at the offices of Linklaters, 1345 Avenue of the Americas, New York, New York, 10105, on the date and at the time established for the consummation of the Plan (the “Closing Date”).

4.2                            Upon the Closing:

4.2.1                          Curative shall deliver stock certificates to the Purchaser representing the Purchaser Shares, in the denominations and registered in the names of the Purchaser or such other affiliates of the Purchaser as are designated in writing by the Purchaser not later than five business days prior to the Closing Date; and

4.2.2                          the Purchaser shall deliver the purchase price payable in respect of the Purchaser Shares to Curative by wire transfer of immediately available funds to an account designated by Curative not later than five business days prior to the Closing Date.

5                               Satisfaction of the Subscription

The Purchaser may, in its sole discretion, satisfy the Subscription directly and/or indirectly through one or more of its respective affiliates, separate accounts within its control, or investment funds under its or its respective affiliates’ management; provided, however, any such non-Purchaser entities shall be required to make the representations and warranties set forth in Section 6.2 hereof (solely with respect to their satisfaction of the Subscription) to Curative in writing and in form and substance reasonably satisfactory to Curative.

6                               Representations and Warranties

6.1                            Curative represents and warrants to the Purchaser as follows:

6.1.1                          Each of the Companies is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each of the Companies is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Companies. The Companies have all requisite corporate power and authority to own, operate, and lease their properties and carry on their respective businesses as currently conducted.

6.1.2                          All of the outstanding shares of capital stock or equity interests of each of Curative’s subsidiaries are duly authorized, validly issued, fully paid and non-assessable and all such shares and equity interests are owned by Curative or another wholly owned subsidiary of Curative.

6.1.3                          The Companies have the requisite corporate power and authority to execute and deliver, and to perform their respective obligations under, this Agreement. This Agreement, the Plan, and the consummation and performance by the Companies of the transactions contemplated by this Agreement and the Plan have been duly authorized by all requisite corporate action. Curative has duly executed and delivered this Agreement. This Agreement constitutes the valid and binding obligation of Curative, enforceable against it in accordance with its terms, subject to the effectiveness of the Plan and except to the extent that the enforceability of this Agreement may otherwise be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, public policy and general equitable principles.

6.1.4                          Upon the effective date of the Plan (the “Effective Date”), the authorized capital stock of Curative will conform to the authorized capital stock set forth in the Disclosure Statement. Upon delivery of the Purchaser Shares and payment therefor as contemplated hereunder, such Purchaser Shares will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all liens, preemptive rights, rights of first refusal, subscription and similar rights (other than those arising under the definitive documents relating to the Plan Support Agreement and the Plan (the “Definitive Documents”)).

6.1.5                          Except for the capital stock of Curative or options to purchase Common Stock to be issued under the Plan and set forth in the Restructuring Terms, after giving effect to the transactions contemplated by the Plan there will be no outstanding or authorized options, warrants, rights, calls, convertible instruments, phantom stock, stock appreciation or similar rights or other agreements or subscriptions or preemptive rights to which any of the Companies is a party or which is binding upon any of the Companies providing for the issuance, disposition or acquisition of any of its capital stock or any other debt or equity security, or voting rights, rights of first refusal, subscription, stock restriction or similar rights (other than those arising under the Definitive Documents).

6.1.6                          The execution, delivery and performance of this Agreement and the Definitive Documents by Curative, and the consummation by Curative of the transactions contemplated hereby and thereby have been or will be as of the Effective Date, duly and validly authorized by all necessary corporate action on the part of each of the Companies and all required approvals of the bankruptcy court having jurisdiction over the Chapter 11 Cases (the “Bankruptcy Court”).

6.1.7                          Except as set forth in the disclosure schedule attached hereto (the “Disclosure Schedule”), the execution and delivery of this Agreement by Curative does not, and upon the effectiveness of the Plan, the consummation by the Companies of the transactions contemplated hereby will not: (A) conflict with or violate the Certificate of Incorporation, bylaws or other organizational documents of any of the Companies; (B) conflict with or violate any law, order or agreement applicable to the Companies or by which any property or asset of the Companies is bound or affected; or (C) result in any breach of any contract, agreement, or instrument to which any of the Companies is a party or by which any of the Companies or any property or asset of the Companies is bound or affected, except, in the case of clauses (B) and (C), for any such conflicts or, breaches that are not, individually or in the aggregate, material to the Companies taken as a whole.

6.1.8                          Except as set forth in the Disclosure Schedule, the Companies are not in conflict with, or in default or violation of, any law, order, judgment or agreement applicable to the Companies or by which any property or asset of the Companies is bound or affected, except for such other conflicts, defaults, or violations that are not, individually or in the aggregate, material to the Companies taken as a whole.

6.1.9                          No representation or warranty of Curative contained in this Agreement, and no statement relating to the Companies contained in any other document, certificate or other instrument delivered or to be delivered by or on behalf of any of the Companies pursuant to this Agreement, the Plan Support Agreement, the Restructuring Terms or the Plan contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

6.1.10                   Except as set forth in the Disclosure Schedule, as of their respective dates, all Company Reports (as defined below) did not, and any Company Reports filed with the Securities and Exchange Commission (the “SEC”) subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which it was made, not misleading.  “Company Reports” shall mean (A) Curative’s annual report on Form 10-K for the year ended December 31, 2004, (B) Curative’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2005, (C) Curative’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2005, (D) Curative’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2005 and (E) any current report on Form 8-K, quarterly report on Form 10-Q or annual report on Form 10-K filed by Curative with the SEC subsequent to the filing date of the report described in clause (D) above.

6.1.11                   Except as set forth in the Disclosure Schedule, there is no litigation, proceeding or governmental investigation (collectively, “Litigation”) to which any of the Companies is a party pending, or to the knowledge of any of such Companies, threatened against any Company or any properties or rights of any such Company, which could, individually or in the aggregate (or when aggregated with Litigation of all the Companies), reasonably be expected to have a materially adverse effect on such Company’s ability to consummate the transactions contemplated by this Agreement or the Plan.

6.1.12                   Except as disclosed, reflected or reserved against in the Company Reports filed as at the date hereof or disclosed with reasonable specificity in any section of the Plan or Disclosure Schedule, there are no liabilities of any of the Companies, other than liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2005 or which in the aggregate are not material to the business or condition of the Companies.

6.1.13                   Except as set forth in the Disclosure Schedule and the Company Reports filed as at the date hereof, since September 30, 2005, there has been no material adverse change in the business, assets, financial condition or results of operation of the Companies, taken as a whole.

6.2                            The Purchaser represents and warrants to Curative as follows:

6.2.1                          the Purchaser is duly organized, validly existing, and in good standing under the laws of its jurisdiction or state of organization.

6.2.2                          the Purchaser has all requisite power and authority to execute and deliver this Agreement, and all requisite power, authority and financial ability to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of the Purchaser. The Purchaser has duly executed and delivered this Agreement. This Agreement is valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, public policy and general equitable principles.

6.2.3                          The execution and delivery of this Agreement by the Purchaser does not, and the consummation by the Purchaser of the transactions contemplated hereby will not, (A) conflict with or violate the applicable organizational documents of the Purchaser; (B) conflict with or violate any law, order or agreement applicable to the Purchaser; or (C) result in a breach of any contract, agreement or instrument by which the Purchaser is bound, except in the case of clauses (B) and (C) for any such conflicts, violations or breaches that are not, individually or in the aggregate, material to the Purchaser.

6.2.4                          The Purchaser is an “accredited investor” within the meaning of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended.

6.2.5                          The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the New CURE Stock, including investments in securities issued by Curative and comparable entities, and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the New CURE Stock.

6.2.6                          The Purchaser is acquiring the New CURE Stock in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such New CURE Stock or any arrangement or understanding with any other persons regarding the distribution of such New CURE Stock.

6.2.7                          The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the New CURE Stock except in compliance with the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities laws.

6.2.8                          The Purchaser understands that the New CURE Stock are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that Curative is relying, in part, upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the New CURE Stock.

6.2.9                          The Purchaser understands that, until such time as a registration statement has been declared effective or the New CURE Stock may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the New CURE Stock will bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT DECLARED EFFECTIVE UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

6.2.10                   The Purchaser hereby acknowledges that the sale by Curative to the Purchaser of the Purchaser Shares pursuant to this Agreement is not registered under the Securities Act and agrees that, except as set forth in the Registration Rights Agreement (as defined in the Plan), Curative is under no obligation to register a resale of the Purchaser Shares by the Purchaser.

6.2.11                   As at the date hereof, the Purchaser does not own more than five percent (5%) of the outstanding common stock of Curative.

7                               Pre-Closing Covenant; Exculpation; Fiduciary Duty

7.1                            Prior to the Closing, Curative shall not make any material change in its business or capital structure other than as described in the Plan or as incidental to the Chapter 11 Cases (including as may be approved under section 363 or 365 of the Bankruptcy Code).

7.2                            Curative agrees that it will use its reasonable best efforts to include the Purchaser in the relevant release, and exculpation of liability provisions set forth in the Plan.

7.3                            The Parties acknowledge that nothing in this Agreement (including this Section 7) shall require the Companies or any directors or officers of the Companies (in such person’s capacity as a director or officer of Curative) to take any action, or to refrain from taking any action, to the extent required to comply with its or their fiduciary obligations under applicable law.  Nothing herein will limit or affect or give rise to any liability, to the extent required for the discharge of the fiduciary obligations described in this subsection 7.3.

8                               Certain Notices; Certain Information

8.1                            Curative hereby covenants that it will promptly deliver to the Purchaser, and the Purchaser hereby covenants that it will promptly deliver to it, written notice of any matter, event or development that would (A) render any representation or warranty made by them herein inaccurate or incomplete in any respect or (B) constitute or result in a breach by them of, or a failure by them to comply with, any covenant herein.

8.2                            Curative shall furnish the Purchaser with such information regarding themselves and their subsidiaries as the Purchaser may reasonably request.

9                               Conditions to Closing

9.1                            The obligation of the Purchaser to purchase the Purchaser Shares shall be subject to the following conditions:

9.1.1                          the Purchaser’s obligations under the Plan Support Agreement shall not have been terminated in accordance with its terms and shall remain in full force and effect as of the Closing Date;

9.1.2                          the Plan, in a form consistent in all material respects with the Restructuring Terms or in such other form as may be reasonably satisfactory to the Purchaser, shall have been confirmed by the Bankruptcy Court;

9.1.3                          the order of the Bankruptcy Court confirming the Plan (the “Confirmation Order”) shall have been entered by the Bankruptcy Court, shall be in form and substance reasonably satisfactory to the Purchaser and shall be a final order and there shall be no stay or injunction pending with respect thereto;

9.1.4                          the Plan shall be consummated on terms consistent in all material respects with the Plan Support Agreement and the Restructuring Terms or in such other form as may be reasonably satisfactory to the Purchaser;

9.1.5                          the representations and warranties of the Companies contained herein that are qualified as to materiality shall be true and correct in all respects on and as of the date hereof and the Closing Date, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date, and the representations and warranties that are not so qualified shall be true and correct in all material respects on and as of the date hereof and the Closing Date, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such specified date, and the Companies shall have performed or complied with, in all material respects, their covenants required to be performed or complied with under this Agreement and the Plan Support Agreement; and

9.1.6                          if applicable, any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated early.

9.2                            The obligation of Curative to issue and sell the Purchaser Shares shall be subject to the following conditions:

9.2.1                          the Plan shall have been confirmed by the Bankruptcy Court;

9.2.2                          the Confirmation Order shall have been entered by the Bankruptcy Court, and shall be a final order and there shall be no stay or injunction pending with respect thereto;

9.2.3                          the representations and warranties of the Purchaser contained herein that are qualified as to materiality shall be true and correct in all respects on and as of the date hereof and the Closing Date, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date, and the representations and warranties that are not so qualified shall be true and correct in all material respects on and as of the date hereof and the Closing Date, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such specified date, and the Purchaser shall have performed or complied with, in all material respects, its covenants required to be performed or complied with under this Agreement and the Plan Support Agreement;

9.2.4                          at Closing, each Purchaser shall be a holder of Senior Notes and shall exchange such notes for the consideration provided in accordance with the Plan; and

9.2.5                          if applicable, any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated early.

10                        Termination by Purchaser

10.1                     The Purchaser shall be entitled to terminate its obligations under this Agreement by giving written notice thereof to Curative and its legal counsel in the event that (i) Curative materially breaches this Agreement or the Plan Support Agreement, (ii) satisfaction of the conditions set forth in Section 9.1 becomes impossible, or (iii) the Plan shall not have become effective prior to the last date provided therefor in the Plan Support Agreement, and such date shall not have been extended in accordance with the Plan Support Agreement or otherwise in a writing signed by the Purchaser.

10.2                     Each of the events set forth in subsection 10.1 above may be waived by the written agreement of the Purchaser, in its sole and absolute discretion.

10.3                     If any event specified in subsection 10.1 above occurs and written notice is provided as specified therein, this Agreement shall terminate and, except for the rights of the Parties under Section 22 hereof which shall survive such termination, no Party shall have any continuing liability or obligation under this Agreement to pay any other Party; provided, however, the Parties shall have the rights and remedies specified under Section 17 hereof, and no such termination shall relieve any Party from liability for breach or non-performance of their respective obligations hereunder prior to the date of such termination.

11                        Inclusion in Disclosure Statement; Disclaimer

The Parties acknowledge and Curative agrees that a form of this Agreement, including the Disclosure Schedule (with the name and holdings information of the Purchasers redacted), will be included in the Disclosure Statement or as part of the Plan Supplement that will be distributed to creditors of and interest holders in the Companies in the manner required by the Bankruptcy Code and will be filed by Curative as an exhibit to a Form 8-K on the date on which the Disclosure Statement is made available to creditors of the Companies.

NOTHING CONTAINED IN THIS AGREEMENT SHALL BE DEEMED TO BE A TENDER OFFER FOR ANY SECURITIES, A SOLICITATION OF PROXIES OR A SOLICITATION OF OFFER TO SELL OR EXCHANGE SECURITIES TO ANY PERSON OTHER THAN THE PURCHASER.

12                        Amendments

This Agreement may not be modified, amended or supplemented except in a writing signed by each of the Parties.

13                        GOVERNING LAW; JURISDICTION

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT OR PROCEEDING, MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF EACH SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING. NOTWITHSTANDING THE FOREGOING CONSENT TO JURISDICTION, UPON THE COMMENCEMENT OF THE CHAPTER 11 CASES, EACH OF THE PARTIES AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

14                        Specific Performance

It is understood and agreed by Curative and the Purchaser that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court requiring any Party to comply promptly with any of its obligations hereunder.

15                        Headings

The headings of the Sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

16                        Successors and Assigns

This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives. The invalidity or unenforceability at any time of any provision hereof shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof.

17                        Indemnification; Limitation on Liability

17.1                     Subject to Section 17.3 hereof, Curative agrees to indemnify and hold harmless the Purchaser against all damages, losses, liabilities, claims, costs and expenses (including reasonable attorneys’ fees and disbursements and including in respect of any claim brought by a third party or governmental agency) arising out of or based upon a breach by Curative of any of its representations or warranties contained herein or a failure by Curative to fulfill any of its covenants or other obligations contained herein (other than, in all cases, as may be caused by or attributable to the gross negligence or willful misconduct of the Purchaser).

17.2                     Subject to Section 17.3 hereof and in addition to (but not duplication of) the indemnification provided in Section 17.1, Curative agrees to reimburse the Purchaser for its reasonable out of pocket expenses (including the Purchaser’s allocable portion of the reasonable fees and disbursements of the Subscription Holders’ Counsel) which it may incur by reason of or arising out of the defense of any claim brought by a third party or governmental agency arising out of the Purchaser’s execution, delivery or performance of this Agreement (other than, in all cases, as may be caused by or attributable to the gross negligence or willful misconduct of the Purchaser).  As used in this Section 17.2, “Subscription Holders’ Counsel” shall mean one firm of attorneys selected to represent all Subscription Holders in connection with any claim that is subject to reimbursement pursuant to this Section 17.2 or other Election and Subscription Agreements.

17.3                     THE PURCHASER ACKNOWLEDGES AND AGREES THAT CURATIVE’S AGGREGATE LIABILITY TO THE PURCHASER RELATING TO OR ARISING OUT OF THIS AGREEMENT, PURSUANT TO THIS SECTION 17 OR OTHERWISE, SHALL IN NO EVENT EXCEED THE AGGREGATE PURCHASE PRICE AGREED TO BE PAID BY PURCHASER FOR THE PURCHASER SHARES HEREUNDER PROVIDED THAT THIS LIMITATION SHALL NOT APPLY TO ANY LIABILITY THAT MAY BE CAUSED BY OR ATTRIBUTABLE TO THE GROSS NEGLIGENCE WILLFUL MISCONDUCT OF CURATIVE.

18                        No Third-Party Beneficiaries

Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third party beneficiary hereof.

19                        Prior Negotiations; Entire Agreement

This Agreement constitutes the entire agreement of the Parties and supersedes all prior negotiations with respect to the subject matter hereof, except that the Parties acknowledge that any confidentiality agreements heretofore executed among the Parties and the Plan Support Agreement shall continue in full force and effect in accordance with their respective terms.

20                        Counterparts; Facsimile Signatures

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.  In the event that any signature is delivered by facsimile or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronically transmitted signature page were an original thereof.

21                        Notices

All notices and other communications under this Agreement shall be in writing, sent contemporaneously to all of the Parties, and deemed given when delivered by hand or by facsimile or by other electronic transmission during standard business hours (from 8:00 a.m. to 6:00 p.m.) at the place of receipt at the addresses and facsimile numbers set forth below, with a copy to each person identified thereon.

If to Curative:

Curative Health Services, Inc.
Executive Tower
61 Spit Brook Road
Nashua, New Hampshire 03060
Attn:                        Paul F. McConnell

                                                    Kimberlee Seah, Esq.

Telephone:	(603) 821-8001
Fax:	(603) 888-3653

With a copy to:

Linklaters
1345 Avenue of the Americas
New York, New York 10105
Attn:                        Martin N. Flics
                                                    Brian E. Greer

Telephone:	(212) 903-9000
Fax:	(212) 903-9100

If to the Purchaser:

[                               ]
Phone:
Fax:
Attention:

With a copy to:

[                               ]
Phone:
Fax:
Attention:

22                        Survival

Notwithstanding the termination of this Agreement pursuant to Section 10, the agreements and obligations of the Parties in Sections 13, 16, 17, 18, 19 and 22 shall survive such termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof.

*****

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused this Election and Subscription Agreement to be executed as of the date first written above.

CURATIVE HEALTH SERVICES, INC.

By:
	Name:	Paul F. McConnell
	Title:	President and Chief Executive Officer

[PURCHASER]

By:
Name:
Title:

Face Amount of Senior Notes held: $

Basic Subscription:

EXHIBIT A

[TO BE INSERTED INTO LETTERHEAD OF TRANSFEROR]

                                                 , 2006

                                                   (the “Transferee”)

Re: Transfer Notice

Ladies and Gentlemen:

This notice (this “Notice”) is in reference to Section 1.2 of that certain Election and Subscription Agreement (the “Subscription Agreement”) entered into as of February 3, 2005, among Curative Health Services, Inc. (the “Company” or “Curative”) and [                        ] (the “Transferee”).  All capitalized terms used but not defined herein have the meanings given to them in the Subscription Agreement.

As of                                , 2006, we, the undersigned have agreed to Transfer the following principal amount of Senior Notes to the countersigning party, as Transferee:

Issuance	Issue Amount	Maturity	Principal Amount Transferred
10.75% Senior Notes	$185 million	2011	$

By your countersignature in the space provided below, you, as Transferee, represent and warrant that you have received the Subscription Agreement (attached as Annex A).

The Transferee represents and warrants that it is an “accredited investor” within the meaning of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended.

The Transferee further represents and warrants that:

1.              The Transferee is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of New CURE Stock, including investments in securities issued by Curative and comparable entities, and the undersigned has received, reviewed and considered all information it deems relevant in making an informed decision to purchase New CURE Stock;

2.              The Transferee’s receipt of New CURE Stock in respect of such Senior Note Claims will be in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such New CURE Stock or any arrangement or understanding with any other persons regarding the distribution of such New CURE Stock;

3.              The Transferee will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the New CURE Stock except in compliance with the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities laws;

4.              The Transferee understands that the New CURE Stock will be distributed to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that Curative is relying, in part, upon the truth and accuracy of, and the undersigned’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the undersigned set forth herein to determine the availability of such exemptions and the eligibility of such holder to receive New CURE Stock;

5.              The Transferee hereby acknowledges that the transfer of the New CURE Stock in satisfaction of its Senior Note Claim to the undersigned will not be registered under the Securities Act and agrees that, except as may be set forth in the Registration Rights Agreement (as described more fully in Section 10.7(c) of the Plan), Curative is under no obligation to register any resale of the New CURE Stock by the undersigned.

The Transferee acknowledges that (A) such transferred Senior Note Claims represent only the right to receive New CURE Stock and cash pursuant to the Plan (as if the Transferee had elected such treatment in respect of such Senior Note Claims to the fullest extent possible pursuant to the Plan), (B) it waives any and all rights, and agrees not to claim any right, to receive any other treatment in respect of such Senior Note Claims other than that described in (A) above, and (C) that the Transferee agrees to be bound by the restrictions on Transfer included in subsection 1.2 of the Subscription Agreement; provided that, if the Transferee ceases to be bound by the Plan Support Agreement (in accordance with its terms), the Transferee will no longer be bound by clauses (A), (B) and (C) above.

This Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Notice.

Delivery of an executed signature page of this Notice by facsimile shall be effective as delivery of a manually executed signature page of this Notice.  Upon receipt of your countersignature to this Notice, which is a precondition to any Transfer of the Senior Note Claims described above, this Notice shall be provided to Curative Health Services, Inc.

Upon execution of the Notice, the Transferee will provide notice to The Altman Group, Inc., the Senior Notes Balloting Agent (“Altman”) by fax at (212) 681-1383 Attn: Herb Slatin and to provide notice to Curative by fax at [           ].

The Transferee agrees to provide any information related to the Senior Notes as may be requested by Altman, Curative or the bankruptcy court.

The Transferee acknowledges and agrees that Curative shall be entitled to rely on the representations and warranties contained herein as if Curative were party hereto.

Very truly yours,

[INSERT NAME OF TRANSFEROR]

Account Number	Name of Holder

[INSERT NAME OF TRANSFEREE]

ANNEX A

FORM OF SUBSCRIPTION AGREEMENT